INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Issuer Name
Cusip #
Trade Date
PI LLC Fund Name
List of Underwriters
Name of Affiliate
Underwriter(s) or Dealer(s) from Whom Purchased (Non-Affiliates)
Coupon (if Applicable)
Unit Price
Gross spread as a % of price (Underwriting spread per unit
    divided by unit price - a calculated field)
Par Value or # of shares purchased
Dollar Value of Offering Purchased by Fund (a calculated field)












WPX Energy Inc
98212B103
1/13/2017
PSF SP Small-Cap Value Portfolio
(GS) GOLDMAN, SACHS & CO.,
BARCLAYS CAPITAL INC.,BB&T SECURITIES, LLC,
BBVA SECURITIES INC., BNP PARIBAS SECURITIES CORP.,
BOK FINANCIAL SECURITIES, INC.,BTIG, LLC,
CITIGROUP GLOBAL MARKETS INC.,
CREDIT AGRICOLE SECURITIES (USA) INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MUFG SECURITIES AMERICAS INC.,
SCOTIA CAPITAL (USA) INC., TD SECURITIES USA LLC,
TUDOR, PICKERING, HOLT & CO., SECURITIES, INC,
WELLS FARGO SECURITIES, LLC
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
N/A
$13.350
2.8464%
10,374.00
$138,493



AdvancePierre Foods Holdings I
00782L107
1/19/2017
PSF SP Small-Cap Value Portfolio
BARCLAYS CAPITAL INC., BMO CAPITAL MARKETS CORP.,
CREDIT SUISSE SECURITIES (USA) LLC,
DEUTSCHE BANK SECURITIES INC., MORGAN STANLEY & CO. LLC
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC
N/A
27.00
3.7500%
3,210.00
$86,670



Jagged Peak Energy Inc
47009K107
1/27/2017
PSF SP Small Cap Value Portfolio
(GS) GOLDMAN, SACHS & CO., ABN AMRO SECURITIES (USA) LLC,
BMO CAPITAL MARKETS CORP., CITIGROUP GLOBAL MARKETS INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
DEUTSCHE BANK SECURITIES INC.,
EVERCORE GROUP L.L.C., FIFTH THIRD SECURITIES, INC.,
J.P. MORGAN SECURITIES LLC, KEYBANC CAPITAL MARKETS INC.,
RBC CAPITAL MARKETS, LLC, SCOTIA CAPITAL (USA) INC.,
TUDOR, PICKERING, HOLT & CO., SECURITIES, INC,
UBS SECURITIES LLC, WELLS FARGO SECURITIES, LLC
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
N/A
15.000
5.5000%
33,568.00
$503,520



Canada Goose Holdings Inc
135086106
3/16/2017
PSF SP Small Cap Value Portfolio
(GS) GOLDMAN, SACHS & CO.,
BARCLAYS CAPITAL INC., BMO CAPITAL MARKETS CORP.,
CANACCORD GENUITY SECURITIES LLC, CIBC WORLD MARKETS INC,
CREDIT SUISSE SECURITIES (USA) LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MORGAN STANLEY & CO. LLC, RBC CAPITAL MARKETS, LLC,
ROBERT W. BAIRD & CO. INCORPORATED, TD SECURITIES INC.,
WELLS FARGO SECURITIES, LLC
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
N/A
12.783
8.9768%
2,288.00
$29,248



ProPetro Holding Corp
74347M108
3/17/2017
PSF SP Small Cap Value Portfolio
(GS) GOLDMAN, SACHS & CO.,
BARCLAYS CAPITAL INC., CREDIT SUISSE SECURITIES (USA) LLC,
DEUTSCHE BANK SECURITIES INC., EVERCORE GROUP L.L.C.,
J.P. MORGAN SECURITIES LLC, JOHNSON RICE & COMPANY, L.L.C.,
PIPER JAFFRAY & CO., RAYMOND JAMES & ASSOCIATES, INC.,
RBC CAPITAL MARKETS, LLC SIMMONS & COMPANY INTERNATIONAL,
TUDOR, PICKERING, HOLT & CO. SECURITIES, INC
Goldman, Sachs & Co.
Barclays Capital Inc.
N/A
14.000
5.8500%
12,585.00
$176,190



Floor & Decor Holdings Inc
339750101
4/27/2017
PSF SP Small Cap Value Portfolio
BARCLAYS CAPITAL INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN SACHS & CO. LLC, HOULIHAN LOKEY, INC.,
JEFFERIES LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
PIPER JAFFRAY & CO., UBS SECURITIES LLC,
WELLS FARGO SECURITIES, LLC
Goldman, Sachs & Co.
Barclays Capital Inc.
N/A
21.000
7.0000%
2,279.00
$47,859.00